Exhibit 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                               CONTACT:  DANIEL L. KRIEGER,
                                                           CHAIRMAN &  PRESIDENT
                                                                              OR
                                                                  JOHN P. NELSON
                                                                  VICE PRESIDENT

                                                                  (515) 232-6251

APRIL 15, 2005

                            AMES NATIONAL CORPORATION
                 ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS
                        AND FORECASTED EARNINGS FOR 2005

The Company had net income of $3,014,000, or $0.96 per share for the three months ended March 31, 2005, compared to net income of $2,965,000, or $0.95 per share, for the three months ended March 31, 2004, an increase of 2%. The Company's return on average assets was 1.45% and 1.56% respectively, for the three-month periods ending March 31, 2005 and 2004. The Company's return on average equity was 10.90% for the three months ended March 31, 2005 compared to 10.91% for the same period a year ago. Total assets increased from $799 million for the quarter ended March 31, 2004 to $863 million for the quarter ended March 31, 2005, an increase of 8%.

Net interest income increased marginally for the first quarter of 2005 compared to the same period in 2004. Non-interest expense was 4% higher in the first quarter of 2005 primarily as the result of higher expenses associated with auditing costs as well as employee salaries and benefits. The efficiency ratio for the three months ended March 31, 2005 and 2004 was 48.38% and 48.02%, respectively. Higher quarterly earnings were posted primarily as the result of an increase in non-interest income which included higher securities gains in the Company's investment portfolio for first quarter 2005 compared to the same period a year ago.

Deposits increased 5% to a record $691 million from March 31, 2004 with the majority of the growth in interest-bearing checking and large certificates of deposit. State Bank & Trust Co., Nevada, and United Bank & Trust, Marshalltown, accounted for most of the increase in this area. United Bank has grown to over $82 million in deposits since it began operations in June of 2002.

Loans increased 18% to $425 million, a $65 million increase since March 31, 2004 with the growth realized in all loan categories. United Bank & Trust, Marshalltown, and First National Bank, Ames, both increased their loan portfolios over 20% in the past year. Net charge-offs totaled $13,000 for the most recent quarter end compared to $20,000 for the three month period ended March 31, 2004. The allowance for loan losses as of March 31, 2005 and 2004 totaled $6,516,000 and $6,090,000, respectively.

Capital decreased 3% to $108 million from one year ago because of a decline in the market value of the Company and Banks' investment portfolios. Capital relating to net unrealized gains on securities available for sale as of March 31, 2005 and 2004 totaled three and eleven million, respectively. Capital at the end of March 2005 represented 12% of total assets.

Ames National Corporation stock, under the symbol ATLO, traded in the $82.71 to $98.00 range in the first quarter of 2005 and closed at $94.00 on March 31, 2005.

Ames National Corporation is forecasting earnings for the year ending December 31, 2005 of $4.05 to $4.10 per share compared to the $3.95 per share earned for the year ending December 31, 2004. Higher earnings are forecast as the result of a projected increase in net interest income and a higher level of realized capital gains on securities.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Randall-Story State Bank, Story City, and United Bank & Trust, Marshalltown.

The Company's earnings forecast for 2005 is a forward-looking statement under the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause the actual earnings to differ materially from forecasted earnings. A number of factors, many of which are beyond the Company's control, could cause actual earnings to differ significantly from those described in this forward-looking statement. Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

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
                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                                                     March 31,         March 31,
ASSETS                                                                                 2005              2004
-----------------------------------------------------------------------------------------------------------------
Cash and due from banks ........................................................   $  24,733,223     $ 26,268,260
Federal funds sold .............................................................      31,070,000       38,690,000
Interest bearing deposits in financial institutions ............................       7,340,508        8,588,576
Securities available-for-sale ..................................................     356,561,743      350,165,660
Loans receivable, net ..........................................................     424,922,071      359,405,771
Loans held for sale ............................................................         202,000          660,000
Bank premises and equipment, net ...............................................       8,706,945        8,447,894
Accrued income receivable ......................................................       6,471,383        5,981,800
Deferred income taxes receivable ...............................................             837
Other assets ...................................................................       3,450,755          514,182
                                                                                   ------------------------------
        Total assets ...........................................................   $ 863,459,465     $798,722,143
                                                                                   ==============================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits
    Demand, noninterest bearing ................................................   $  65,577,644     $ 64,423,914
    NOW accounts ...............................................................     186,747,294      165,640,307
    Savings and money market ...................................................     188,598,917      185,799,563
    Time, $100,000 and over ....................................................      79,171,833       67,780,557
    Other time .................................................................     170,999,798      176,115,766
                                                                                   ------------------------------
        Total deposits .........................................................     691,095,486      659,760,107

Federal funds purchased and securities sold under agreements
  to repurchase ................................................................      58,652,611       18,854,237
Dividend payable ...............................................................       2,352,800        1,441,204
Deferred income taxes payable ..................................................            --          4,340,041
Accrued expenses and other liabilities .........................................       3,773,689        3,571,076
                                                                                   ------------------------------
        Total liabilities ......................................................     755,874,586      687,966,665
                                                                                  -------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $5 par value, authorized 6,000,000 shares; issued March 31, 2005 and 2004 3,153,230 shares; outstanding March 31,
    2005 and 2004 3,137,066 and 3,133,053 shares, respectively .................      15,766,150       15,766,150
  Additional paid-in capital ...................................................      25,378,746       25,351,979
  Retained earnings ............................................................      63,861,476       59,923,998
  Treasury stock, at cost; 2005 16,164 shares,
    2004 20,177 shares .........................................................        (889,020)      (1,109,735)
  Accumulated other comprehensive income, net unrealized
  gain on securities available-for-sale ........................................       3,467,527       10,823,086
                                                                                   ------------------------------
        Total stockholders' equity .............................................     107,584,879      110,755,478
                                                                                   ------------------------------

        Total liabilities and stockholders' equity .............................   $ 863,459,465     $798,722,143
                                                                                   ==============================

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


                   AMES NATIONAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                            Ended March 31,
                                                        ------------------------
                                                          2005          2004
--------------------------------------------------------------------------------

Interest and dividend income:
Loans, including fees ..............................    $6,252,751    $5,352,668
Securities:
  Taxable ..........................................     2,230,118     2,076,081
  Tax-exempt .......................................     1,060,849     1,051,986
Federal funds sold .................................        52,567        56,873
Dividends ..........................................       347,451       377,196
                                                        ------------------------
        Total interest income ......................     9,943,736     8,914,804
                                                        ------------------------

Interest expense:
  Deposits .........................................     2,982,306     2,316,646
  Other borrowed funds .............................       366,593        74,528
                                                       -------------------------
        Total interest expense .....................     3,348,899     2,391,174
                                                       -------------------------

        Net interest income ........................     6,594,837     6,523,630

Provision for loan losses ..........................        53,725        58,355
                                                       -------------------------

        Net interest income after provision for
        loan losses ................................     6,541,112     6,465,275
                                                       -------------------------

Noninterest income:
  Trust department income ..........................       332,509       283,871
  Service fees .....................................       420,156       356,931
  Securities gains, net ............................       134,938        31,542
  Gain on sales of loans held for sale .............       113,825       164,188
  Merchant and ATM fees ............................       145,930       149,080
  Other ............................................       128,236       155,321
                                                       -------------------------
        Total noninterest income ...................     1,275,594     1,140,933
                                                       -------------------------

Noninterest expense:
  Salaries and employee benefits ...................     2,375,948     2,258,919
  Data processing ..................................       476,713       541,053
  Occupancy expenses ...............................       310,175       267,977
  Other operating expenses .........................       644,820       584,805
                                                       -------------------------
        Total noninterest expense ..................     3,807,656     3,652,754
                                                       -------------------------

        Income before income taxes .................     4,009,050     3,953,454

Provision for income taxes .........................       995,126       988,912
                                                       -------------------------

        Net income .................................    $3,013,924    $2,964,542
                                                        ========================

Basic and diluted earnings per share................    $     0.96    $     0.95
                                                        ========================

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